EXHIBIT 32.1


           CERTIFICATION OF M. H. MCILVAIN, EXECUTIVE VICE PRESIDENT, PRINCIPAL EXECUTIVE OFFICER, AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18
                               U.S.C. SECTION 1350


The undersigned officer of American Resources Resources, Inc. hereby certifies that (a) American Resource's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of American Resources.


Date: June 26, 2008                  /s/ M. H. MCILVAIN
                                       ----------------
                                       M. H. McIlvain
                                       Exec. Vice President, and Chief
                                       Financial Officer,
                                       American Resource Technologies, Inc.